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                                                                    EXHIBIT 10.3

[FIRSTAR LOGO]

                      REVOLVING LOAN AND SECURITY AGREEMENT

FIRSTAR BANK MILWAUKEE, N.A. "LENDER" through its Financial Services Division, and TELECOMMUNICATIONS INCOME FUND XI, L.P. ("DEBTOR") agree as follows:

                                NATURE OF CREDIT

For good and valuable consideration and upon the security of the Collateral (as defined below), Lender may lend to Debtor such amounts as LENDER determines in its SOLE AND ABSOLUTE DISCRETION, and Debtor promises to repay to Lender any amounts so lent at such times and in such manner as provided herein ("LINE OF CREDIT"). This is an asset-based revolving Line of Credit under which Lender may, among other things: establish, without obligation for payment to any party, such reserves from Qualified Accounts and/or Qualified Inventory as Lender deems necessary to preserve the value of the Collateral and/or protect Lender's rights and interest in the Collateral reduce the percentage advance ratios set forth in Section 3. COLLATERAL-OBLIGATION RATIO below; advance funds in excess of such percentage advance ratios; decline to advance funds at any time against any particular Qualified Accounts or Qualified Inventory; and, in order to determine potential borrowing availability but not the calculation of interest, give credit against Debtor's Loan Account Ledger for Collections (as defined in Section 4. COLLECTIONS below) before Lender determines that such Collections constitute good funds. Notwithstanding Lender's discretion and as consideration from Lender, Lender agrees with Debtor that Lender shall at all times while this Revolving Loan and Security Agreement ("AGREEMENT") is in effect, maintain its own borrowing capability to meet Debtor's daily borrowing requests up to the maximum amount set forth herein and staff its operation through the scheduled term of this Agreement with sufficient personnel and systems to process Debtor's loan requests in order to administer on a daily basis this revolving Line of Credit and any other credit facilities extended by Lender to Debtor. Debtor acknowledges that Lender is furnishing valuable consideration by undertaking the foregoing covenants.

                         1. LOANS AND SECURITY INTEREST

(a) LOANS AND INTEREST RATE. Lender and Debtor intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement. Such indebtedness shall not be evidenced by separate notes but by Lender's computer and/or book entries ("LOAN ACCOUNT LEDGER"); and each month, Lender shall render to Debtor a statement of account as of the last day of the preceding month. As provided herein, DEBTOR PROMISES TO PAY LENDER all or any part of the Obligations (as defined in Section 2 DEFINITIONS below) at any time outstanding on Debtor's Loan Account Ledger, together with all expenses and accrued interest thereon computed on the basis of the daily balance of such Loan Account Ledger during such month. The interest rate hereunder shall be computed at an annual rate equal to
     1.0 % plus the rate announced from time to time by Lender as its "prime rate", which may or may not be the best rate available at said bank. (In the event of a participation, see Section 7(a). PARTICIPATIONS, PARTICIPANT INTEREST RATE). Such interest rate does not reflect additional costs payable by Debtor including, without limitation; wire transfer charges or other charges pertaining to the transfer of funds to Debtor or to Lender from Debtor or from Debtor's depository banks; lock box, demand deposit; control disbursement fees and other fees described in this or other agreements between Debtor and Lender; charges arising from any returned or dishonored checks of an account debtor accrual of interest pending the "clearance" of checks described in Section 4. COLLECTIONS below; and interest upon unpaid interest debited as principal to Debtor's Loan Account Ledger. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Interest for each calendar month shall be due and payable by Debtor as of the first day of the next succeeding month and, at Lender's option, may be debited as principal to Debtor's Loan Account Ledger on the first day of each month or thereafter.

(b) DAILY ADVANCES. Debtor may make daily telephonic or written requests to Lender for advances under the Agreement for deposit into Debtor's demand deposit account(s) at a permitted depository institution. Any requests for advances to be disbursed elsewhere shall be made in writing signed by an authorized representative of Debtor. Debtor agrees not to hold Lender responsible for any errors or misunderstandings in complying with any telephonic or oral directions for advance requests; and Debtor has the responsibility for ensuring that representatives of Debtor contacting Lender to request advances are authorized.

(c) MINIMUM MONTHLY CHARGE. Notwithstanding the principal amount of the debit balance of the Loan Account Ledger, and in addition to fees or charges for items other than interest described herein, Debtor agrees to pay Lender, as of the first day of the next succeeding month, at least $ 4,000.00 per calendar month for every calendar month during the scheduled term of this Agreement including any renewal terms, as stated in Section 9. TERMINATION hereof (but discounted in the event of an earlier termination of this Agreement as requested by Debtor), which monthly amount shall be reduced by any interest paid to Lender for such month only, and not reduced by the cumulative interest paid to Lender during the term of this Agreement (hereinafter "MINIMUM MONTHLY CHARGE"). * Lender may debit as principal any unpaid portion of such charge to Debtor's Loan Account Ledger. Such Minimum Monthly Charge shall constitute, among other things, partial compensation for Lender's benefit of its bargain, including, without limitation, loss of future interest income to Lender if this Agreement were to be terminated by Debtor before the end of that term set forth in Section 9. TERMINATION below, and partial remuneration of Lender's fixed costs associated with Lender's business (which costs may be amortized during the full term of this Agreement), Unless otherwise specifically expressed in writing, only one Minimum Monthly Charge applies to all Obligations and agreements between Debtor. Debtor's affiliated companies (where applicable) and Lender *EXCEPT THAT NO MINIMUM MONTHLY CHARGE SHALL BE PAYABLE BY DEBTOR DURING THE FIRST SIX (6) MONTHS OF THIS AGREEMENT.

(d) SECURITY INTEREST, ASSIGNMENT AND CROSS-COLLATERALIZATION. To secure payment of Debtor's Obligations, Debtor grants to Lender a security interest in the Collateral, and Debtor collaterally assigns to Lender its rights under any lease of personal or real property and its interests in all general intangibles, including, without limitation, trademarks, trade names, patents, copyrights, licenses, franchises, insurance claims and claims or rights of action against third parties, however arising. The intent of the parties hereto is that all the Collateral plus all other property, rights and claims pledged to Lender secures all Obligations of Debtor to Lender, whether or not such Obligations exist under this or other agreements and while such Obligations are due under any other agreement, whether or not the loans under this Agreement have been paid in full.

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                                 2. DEFINITIONS

The terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the State of Wisconsin unless otherwise defined herein.

(a) "Collateral" means all of the following whether now owned or existing or hereafter created or acquired by Debtor, wherever located, including all documents, general intangibles, additions and accessions, spare and repair parts, special tools, replacements, returned or repossessed goods and books and records relating to the following; and all proceeds and products of the following: all accounts, instruments, documents, chattel paper, general intangibles, contract rights, securities, certificates of deposit and funds on deposit with and all property in the possession of Lender or any other depository institutions; all inventory; all equipment and all fixtures. SEE EXHIBIT A HERETO

(b) "QUALIFIED ACCOUNT" means an account owing to Debtor which meets all of these specifications on a continuing basis; as determined by Lender:

     (1) SALE OF GOODS OR SERVICES RENDERED. It arose from the performance of services by Debtor, or from a bona fide sale or lease of goods on terms in effect as of the date of this Agreement as disclosed by Debtor to Lender; which services have been fully performed for an account Debtor or which goods have been delivered or shipped to an account Debtor residing in the United States or a foreign account Debtor acceptable to Lender; and for which Debtor has genuine and complete invoices, shipping documents or receipts;

     (2)  AGE AND DUE DATE. It is not more than 60 days past due;

     (3) OWNERSHIP. It is owned and assignable by Debtor free of all claims, encumbrances and security interests (except Lender's paramount security interest);

     (4) NO DEFENSES. It is enforceable by Debtor and Lender against the account Debtor for the amount shown as owing in the statements furnished by Debtor to Lender; it and the transaction out of which it arose comply with all applicable laws and regulations; it is not subject to any setoff, credit allowance or adjustment except discount for prompt payment, nor has the account Debtor returned the goods or disputed liability; and it did not arise from a conditional sale, guaranteed sale, sale on approval, sale or return or sale on consignment;

     (5) FINANCIAL CONDITION OF ACCOUNT Debtor. Neither Debtor nor Lender has any notice or knowledge of anything which might impair the credit standing of the account Debtor or the prospect of payment of the account, nor does the dollar amount of past-due invoices as a portion of the total dollar amount due from an account Debtor exceed 50%, which limitation may change from time to time;

     (6) SATISFACTION OF Lender. Lender has not notified Debtor, orally or in writing, that the account or account Debtor is unsatisfactory.

     (7) AFFILIATES. It is not due from an Affiliate of Debtor, including, without limitation, a parent corporation, subsidiary corporation or corporation owned in part or in whole by any controlling shareholder(s) of Debtor, or any officer, director or shareholder of Debtor or of any Affiliate (collectively "AFFILIATE");

     (8)  OTHER PROVISIONS.

               SEE EXHIBIT A HERETO

(c) "QUALIFIED INVENTORY" means inventory which meets all of these specifications on a continuing basis, as determined by Lender:

     (1) OWNERSHIP. It is owned and assignable by Debtor free of all claims, encumbrances and security interests (except Lender's paramount security interest); it is not stored with any bailee, warehouseman, Affiliate or other party without a written agreement in favor of Lender; and it is not with Debtor nor put in the field by Debtor as a conditional sale, guaranteed sale, sale on approval, sale or return or sale on consignment;

     (2) CONDITION. It is in good condition; it has not materially declined in value; it is of an age, type and quantity acceptable to Lender; and, in the case of goods held for sale, it is new and unused (except as Lender may otherwise consent in writing);

     (3) SATISFACTION OF Lender. Lender has not notified Debtor, orally or in writing, that any of the inventory is unsatisfactory;

     (4)  OTHER PROVISIONS.

(d) "OBLIGATIONS" means all Debtor's debts, covenants, warranties, duties and liabilities to Lender (including the Financial Services Division and any other division of Lender) whether liquidated or unliquidated, absolute or contingent, whether arising under this Agreement, any lease, any charge card program, any other service or credit extended by Lender, any mortgage or deed of trust, any guaranty, any letter of credit or bankers acceptance, any reserve established by Lender to support any letter of credit, bankers acceptance or other undertaking by Lender for the benefit of Debtor and/or its Affiliates, any account with a balance due Lender, any term indebtedness (installment, demand or promissory note), and /or under any other agreements of whatever nature with Lender (together and individually, the "LOAN DOCUMENTS") and including fees and charges related to any of the foregoing, and whether arising out of past, existing or future credit granted by Lender to Debtor, to Debtor and others, to others guaranteed or endorsed by Debtor or to any debtor-in-possession or successor-in-interest of Debtor.



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                         3. COLLATERAL-OBLIGATION RATIO

Without Lender's prior written consent, Debtor shall not permit advances (including accrued interest, expenses fees and reserves) against Qualified Accounts and Qualified Inventory at any time outstanding to exceed the lesser of $ 2,000,000.00 or:

(a) up to 32% of the amount owing on Qualified Accounts (minus payments on Qualified Accounts which are in the process of collection by Lender); SEE EXHIBIT A FOR CONTINUATION



In addition to other required payments herein, Debtor shall at all times pay Lender such sums as may be necessary from time to time to maintain the foregoing ratios or limits ("RATIOS"). Such Ratios are stated only for the purpose of establishing advances under this Agreement and not for valuation of the Collateral. Notwithstanding Debtor's obligation to maintain the foregoing Ratios, Lender, in its sole discretion, may make advances to Debtor in excess of the foregoing Ratios, which advances shall be payable to Lender ON DEMAND unless otherwise agreed to in writing by Lender. Where Debtor has exceeded the foregoing Ratios or any Excess Line of Credit (as defined below), Debtor shall be assessed a daily service fee as a cost in addition to the interest designated in Section 1. LOANS AND SECURITY INTEREST above. Furthermore, where Lender has consented to an additional line of credit in excess of the foregoing Ratios ("EXCESS LINE OF CREDIT"), Debtor shall be assessed a daily service fee for such Excess Line of Credit whether or not Debtor draws upon such Excess Line of Credit, Nothing herein, however, shall be construed as a commitment by Lender to make or allow advances against Qualified Accounts and/or Qualified Inventory (including accrued interest, expenses, fees and reserves) in excess of the foregoing Ratios; nor shall this section be a waiver of any default by Debtor if it exceeds such Ratios without Lender's prior written consent.

                                 4. COLLECTIONS

(a) PAYMENT OF COLLECTIONS. Debtor promises to continuously repay the Obligations upon Debtor's receipt of any proceeds of the Collateral, including all checks, drafts, cash and other remittances and proceeds received in part or full payment of or with respect to the Collateral ("COLLECTIONS"). Debtor shall deposit or cause to be deposited all Collections in accordance with the provisions marked with an 'x' below.

     /X/ LENDER'S/REMOTE LOCK BOX SERVICE; RESTRICTED ACCOUNT. Prior to Lender making any advances hereunder, Debtor hereby agrees to enter into a lock box arrangement with Lender _____________________________________
          ("DEPOSITORY BANK") [strike as appropriate) which is satisfactory to Lender, and pursuant to which Lender shall be granted sole access to the post office box to which account debtors shall be instructed to forward Collections. All Collections shall constitute a payment to and the property of Lender and be processed in accordance with such lock box arrangement. Once processed, the amount of any such Collections at Depository Bank shall be placed in a restricted account in the sole name and control of Lender (if not otherwise immediately wire-transferred to Lender). Any charges relating to such restricted account which Lender elects to pay shall be charged to Debtor's Loan Account Ledger. Any Collections inadvertently received by Debtor shall be immediately delivered to Lender or to Lender's restricted account at Depository Bank in precisely the form received (but endorsed by Debtor if necessary for collection), and until such delivery, Debtor shall not commingle any such Collections with any other funds or property of Debtor and shall hold the Collections upon an express trust for Lender.

     / / DIRECT DELIVERY/RESTRICTED ACCOUNT. Immediately upon receipt, Debtor shall (1) deliver to Lender or (2) deliver to ________________________ ("Depository Bank") [strike as appropriate] all Collections in precisely the form received (but endorsed by Debtor if necessary for collection). Said Collections shall constitute a payment to and the property of Lender and, until such delivery, Debtor shall not commingle any Collections with any other funds or property of Debtor and shall hold the Collections upon an express trust for Lender. Once delivered, the amount of any such Collections at Depository Bank shall be immediately placed in a restricted account in the sole name and control of Lender (if not otherwise immediately wire-transferred to Lender). Any charges relating to such restricted account which Lender elects to pay shall be charged to Debtor's Loan Account Ledger.

(b) CREDIT FOR COLLECTIONS. For calculating the amount available for borrowing hereunder, the amount of any Collections in the form of cash, immediately payable checks, drafts or other instruments received by Lender in Milwaukee, Wisconsin, prior to 12:00 Noon of each banking day will be immediately credited to Debtor's Loan Account Ledger. As consideration, in part, for Collections that may not be immediately available for use by Lender, interest shall continue to be charged on the amount so credited at Lender's rate of interest for a period of two (2) business days after such receipt. The amount of any Collections in the form of a wire transfer received by Lender at Milwaukee, Wisconsin, prior to 1:30 P.M. of each banking day, will be credited that same day to Debtor's Loan Account Ledger for borrowing and interest purposes unless otherwise agreed to in writing by Debtor and Lender. In the event that any such Collections, the amount of which has been credited to Debtor's Loan Account Ledger, is subsequently dishonored or otherwise returned unpaid to Lender, Lender may debit Debtor's Loan Account Ledger for such amount, including any charges for dishonored items, retroactively to the date that the amount was credited against the Obligations. Except as provided in any account agreement and except for Lender's willful misconduct, Lender shall not be liable for any of its own errors or errors by any other financial institution in the processing and/or transfer of funds or Collections to or from Lender, and Lender may retroactively debit Debtor's Loan Account Ledger for any lost interest or principal resulting therefrom.

(c) VERIFICATION AND NOTIFICATION. Lender may verify accounts and other Collateral in any manner, and Debtor shall assist Lender in so doing. Upon default by Debtor or termination of this Agreement, Lender may (or Debtor shall, upon request of Lender) notify account debtors to make payment directly to Lender; and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors, all without notice to or the consent of Debtor. Lender shall have the right to exercise all rights and remedies available to Debtor relating to account debtors (including, without limitation, enforcing any mechanic or construction lien rights), and Debtor is hereby deemed to have assigned to Lender all such rights and remedies,

                      5. DEBTOR'S WARRANTIES AND COVENANTS

During the term of this Agreement or while any Obligations are unpaid or outstanding under this Agreement or the other Loan Documents, Debtor continuously warrants, represents and agrees as follows:

(a) ACCURACY OF INFORMATION. All information, certificates or statements given to Lender pursuant to this Agreement and the other Loan Documents shall be accurate and complete when given.

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(b)  ORGANIZATION, AUTHORITY, VALIDITY OF OBLIGATIONS. Debtor is a validly existing corporation or partnership (as applicable) in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, to perform under this Agreement, and possesses all necessary licenses, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents with Lender are within Debtor's authority, are legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their terms, and do not require the consent of others.

(c) EXISTENCE; BUSINESS ACTIVITIES; ADVERSE CHANGE; LITIGATION. Debtor will: preserve its corporate or partnership existence (as applicable) and its rights and franchises; not make any material change in the nature or manner of its business activities, and not suffer any material adverse change in its business operation, its financial condition or in the value or condition of the Collateral. Further, there is no litigation or administrative proceeding threatened or pending against Debtor which would, if adversely determined, have a material adverse affect on Debtor's business operation, financial condition or the Collateral.

(d) ACQUISITIONS, INVESTMENTS, DIVIDENDS, CORPORATE CHANGES. Without the prior written consent of Lender, Debtor shall not: acquire any other business (whether by stock or asset acquisition); make any loan, advance or extension of, credit to, or investment in, any other person, corporation or other entity (except for extensions of credit to account debtors for goods and/or services purchased from Debtor in the ordinary course of business and except for loans up to $5,000 at any time outstanding to individual employees); pay any cash dividends; pay any management, administration, consulting fees or the like to any Affiliate, director or shareholder; purchase, redeem or otherwise acquire, directly or indirectly, any shares of any class of its stock or any other stock; merge with or into or consolidate with or into any other corporation or entity; or liquidate or dissolve.

(e) OTHER AGREEMENTS, LAWS AND REGULATIONS. Debtor is not in default under any material agreement for the payment of money which would give any creditor of Debtor the right to accelerate indebtedness of Debtor to such creditor or terminate such agreement to which Debtor is a party; nor is Debtor delinquent in the payment of any tax, payroll or withholding obligation or of any obligation under any federal or state law which could impose a lien or claim upon the Collateral as a result of such default. Furthermore, Debtor's Affiliates are not in default under any agreement between such Affiliates and Lender.

(f) DEBTOR'S NAME, LOCATIONS; NOTICE OF CHANGES. Debtor's name and organizational structure have remained the same during the past 5 years. Debtor will continue to use only the name set forth on the first page of this Agreement unless Debtor gives Lender prior written notice of any change. Furthermore, Debtor shall not do business under another name nor use any trade name without giving 10 days prior written notice to Lender. The address appearing below Debtor's signature is Debtor's chief executive office and principal place of business; and such office, place of business and all Collateral shall be at such address except to the extent Debtor has provided prior written notice to Lender of any change of address/new location. Further, Debtor will promptly notify Lender in writing of any change, death or disability of any of its principal officers, directors and key employees; death of any guarantor; and any other material change in the structure, business or financial affairs of Debtor or the Collateral.

(g) USE OF PROCEEDS, SPECULATION. Advances by Lender under this and other agreements shall be used exclusively by Debtor for working capital purposes. No part of any of the proceeds shall be used for speculative investment purposes; including, without limitation, speculating or hedging in the commodities and/or futures market without the prior written consent of Lender.

(h) OWNERSHIP, MAINTENANCE OF COLLATERAL, RESTRICTION ON LIENS AND DISPOSITIONS. Debtor is the sole owner of the Collateral free of all claims, encumbrances and security interests except as permitted in writing by Lender. Debtor shall: maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired; not permit waste, removal or loss of identity of the Collateral, nor shall Debtor, by action or inaction, cause Lender in good faith to fear waste, removal or loss of identity of the Collateral: keep the Collateral free from all claims, encumbrances and security interests (other than Lender's paramount security interest); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except for payments of taxes contested by Debtor in good-faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; not lease, sell or transfer the Collateral to any party or to any new location outside of the ordinary course of business; not permit the Collateral to become a fixture or accession to other goods; not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and, as to the Collateral consisting of instruments and chattel paper, preserve Lender's rights in it against all other parties. Notwithstanding the above, Debtor may sell or lease inventory in the ordinary course of its business provided that (1) no sale or lease shall include any transfer or sale in satisfaction (partial or complete) of a debt owed by Debtor; (2) title will not pass to buyer until Debtor physically delivers the goods to buyer or Debtor ships the goods F.O.B. to buyer's destination; and (3) sales and/or leases to Debtor's Affiliates shall be for fair market value, cash on delivery, with the proceeds remitted to Lender.

(i) MAINTENANCE OF SECURITY-INTEREST/PURCHASE MONEY SECURITY INTERESTS. Debtor shall take any action requested by Lender to preserve the Collateral and to establish priority of, perfect, continue perfection of or enforce Lender's interest in the Collateral and Lender's rights under this Agreement; and shall pay all costs and expenses related thereto. Debtor and Lender intend to maintain the full effect of any purchase money security interest granted in favor of Lender notwithstanding the fact that the Collateral so purchased is also pledged as security for other Obligations under this Agreement and the other Loan Documents.

(j) COLLATERAL INSPECTIONS, MODIFICATIONS, CHANGES AND RETURNS. At reasonable times, Lender may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of such records at Debtor's expense; and Debtor shall assist Lender in so doing. Without Lender's prior written consent, Debtor shall not alter, modify, discount, extend, renew or cancel any Collateral, except for ordinary discounts for prompt payment on accounts, physical modifications to the inventory occurring in the manufacturing process or alterations to equipment which do not materially affect its value. Debtor shall promptly notify Lender if any Qualified Account or Qualified Inventory ceases to be qualified, and notify Lender of any change in the condition of the Collateral.

(k) COLLATERAL RECORDS/REPORTS. Debtor shall keep accurate and complete records respecting the Collateral in such form as Lender may approve. At such times as Lender may require, Debtor shall furnish to Lender information regarding the Collateral, certified by Debtor as complete and accurate and in such form and substance as required by Lender, including, without limitation; the current status and value of the leases pledged to Lender.


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
(l) ACCOUNTING RECORDS/REPORTS; CONTROLLER. Debtor shall maintain a modern system of accounting in accordance with generally accepted principles of accounting consistently applied throughout all accounting periods. Debtor shall furnish Lender such reports and financial statements respecting the business, assets, income and financial condition of Debtor as Lender may reasonably request (at least within 30 days of the end of each monthly interim accounting period); all of which reports and financial statements shall be certified as complete and accurate by a principal officer of Debtor, and annually, within 90 days of fiscal year end Debtor shall provide Lender a certified audit, by an independent public accountant satisfactory to Lender with a reliance letter for the benefit of Lender. Furthermore, Debtor shall cause and hereby authorizes its accountants to deliver to Lender a copy of any letters, memoranda or advice such accountants direct to Debtor's management. At Debtor's expense, Lender shall have the right at any time during normal business hours to verify, inspect and make extracts of all of Debtor's books, accounts, records, orders, correspondence and such other papers as Lender may desire. Debtor shall employ a full-time controller whose experience and training are acceptable to Lender.

(m) INSURANCE. Debtor shall keep the Collateral and Lender's interest in it insured against all risks and under policies with such provisions, for such amounts and with such insurers as shall be satisfactory to Lender, and shall furnish evidence of such insurance satisfactory to Lender. Insurer or its agent shall endorse the policy of insurance naming Lender as "Lender's Loss Payee", and shall agree to notify Lender of any changes in the policy coverage with respect to the Collateral or the addition of any other loss payees as to the Collateral. Debtor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to endorse Debtor's name to effect the same; to make, adjust or settle, in Debtor's name, any claim on any insurance policy relating to the Collateral; and, at the option of Lender, to apply such proceeds and refunds to any balance of the Obligations and/or to restoration of the outstanding Collateral, returning any excess to Debtor.

(n) ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by Debtor of any federal, state or local laws (including, without limitation, statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. Debtor is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that Debtor (1) has violated any Environmental Laws; (2) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (3) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. There are not now, nor to Debtor's knowledge after reasonable investigation, have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by Debtor during the periods that Debtor owned or occupied such real estate, which if present on the real estate or in the soils or ground water, could require Remedial Action. To Debtor's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect Debtor or its business, and there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Debtor to Remedial Action or other liability. Debtor currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide Lender, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by Debtor or Remedial Action or other response by or on the part of Debtor under any Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws.

(o) CHATTEL PAPER, INSTRUMENTS, ETC. Chattel paper, instruments, drafts, notes, acceptances, and other documents which constitute Collateral shall be on forms satisfactory to Lender. Debtor shall promptly mark all original chattel paper to indicate conspicuously Lender's security interest therein, shall not deliver any chattel paper or instruments to any other entity and, upon request, deliver all original chattel paper, instruments, drafts, notes, acceptances and other documents which constitute collateral to Lender.

(p) UNITED STATES GOVERNMENT CONTRACTS. It any accounts or contract rights arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor shall promptly notify Lender and execute any writings required by Lender so that all money due or to become due under such contracts shall be assigned to Lender under the Federal Assignment of Claims Act.

(q) EXPENSES AND FEES. Debtor shall be responsible for the payment of all expenses and fees of Lender and its personnel, Lender's corporate inside counsel, retained outside counsel and other third parties, (including any Participant) in connection with the Loan Documents, including, without limitation: perfecting Lender's security interest in the Collateral and confirming its priority; the internal reviews of Debtor's business operations and the Collateral; appraisals and environmental audits; the closing, administration, modification, defense of or enforcement of this Agreement and the other Loan Documents; and the preservation, collection and/or liquidation of the Collateral; in each case regardless of whether such expenses and fees arise after termination of this Agreement or as part of a judicial or non-judicial proceeding. Such expenses and fees may, at Lender's option, be debited to Debtor's Loan Account Ledger and be in addition to the interest and Minimum Monthly Charge referred to in Section
     1. LOANS AND SECURITY INTEREST

                         6. RIGHTS AND DUTIES OF LENDER

(a) AUTHORITY TO PERFORM FOR DEBTOR. To facilitate application of the Collateral against the Obligations, Debtor presently appoints any officer of Lender as Debtor's attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid): to endorse the name of Debtor on any invoice or document of title relating to accounts, drafts or notices to account debtors, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, insurance claims or payments or other evidence of payment or security interest related to the transactions under this Agreement or the other Loan Documents: to perfect, protect and/or realize upon Lender's interest in the Collateral; and to do all such other acts and things necessary to carry out Debtor's obligations under this Agreement and the other Loan Documents, including, upon default, to receive, open and dispose of all mail addressed to Debtor, to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to an address designated by Lender and to notify (and Debtor hereby directs) each of Debtor's depository institutions to remit to Lender, without liability to Debtor, all of Debtor's funds on deposit with such institutions. All acts by Lender are hereby ratified and approved, and Lender shall not be liable for any acts of commission or omission, nor for any errors of judgment or mistakes of fact or law.

(b) COLLATERAL PRESERVATION. Lender shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Lender has no duty to: insure the Collateral against hazards; ensure that the Collateral will not cause damage to property or injury to third parties; protect it from seizure, theft or conversion by third parties, third parties' claims or acts of God; give to Debtor any notices received by Lender regarding the Collateral; perfect or continue perfection of any security interest in favor of Debtor; perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; nor sue or otherwise effect collection upon any accounts even if Lender shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by Lender to use reasonable care in preserving the Collateral, Debtor agrees that Lender shall not be liable for consequential or special damages arising therefrom.

                                     5 of 8

(c) SETOFFS. As additional security for the payment of the Obligations, Debtor hereby grants to Lender a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Debtor now or hereafter in the possession of Lender. Lender may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/ cure periods under this Agreement or the other Loan Documents) set off against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO DEBTOR, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

                            7. OTHER LOAN PROVISIONS

(a) PARTICIPATIONS, PARTICIPANT INTEREST RATE. Debtor recognizes that an integral part of the financing under this Agreement is Lender's participation with_________________________________________________________
     ("Participant"), and Debtor consents to such participation, the extent of which shall not exceed ____ % of the advances under this Agreement or such dollar limit as Lender and Participant may agree. Such participation is subject to the execution of a participation agreement in a form satisfactory to Lender. The annual rate of interest charged to Debtor on any advances subject to participation shall be _____% plus the rate announced from time to time by Lender as its "prime rate." Minor deviations above and below such rate of interest will result from costs and fees provided for in this Agreement, timing of the settlement with Participant on any particular day, clearance factors and the time of day of the application of Collections. The time and manner of settlement of any participation shall be within the sole determination of Lender and Participant. In the event a participation is terminated for any reason, the rate of interest charged Debtor by Lender on any advances in replacement of the participated advances shall revert to that rate set forth in Section 1. LOANS AND SECURITY INTEREST hereof; and Lender shall not be obligated to fund Participant's prior share of the advances. Notwithstanding the existence of or lack of any participation, Lender shall not at any time lend funds to Debtor in excess of Lender's lending limits. Lender may distribute to Participant or potential participants any information Lender may obtain regarding Debtor, the Collateral, this Agreement and the Loan Documents between Debtor and Lender. Debtor also agrees to furnish Participant, upon request, the same information Debtor provides to Lender.

(b) LETTERS OF CREDIT/BANKER'S ACCEPTANCES. From time to time, and subject to execution of appropriate agreements, Debtor may request Lender's International Banking Division, or another institutional lender (either hereinafter referred to as "ISSUER") to issue letters of credit and/or create banker's acceptances for the account of Debtor (either hereinafter referred to as "CREDIT") in favor of various beneficiaries. In order to support the issuance of such Credit by Issuer and at Lender's option, Lender shall reduce the amount of funds Lender may make available for borrowing by Debtor under Section 3. COLLATERAL-OBLIGATION RATIO of this Agreement to the extent of the Issuer's liability under such Credit or such lesser amount as Lender and the Issuer may determine is required ("COLLATERAL RESERVATION"). This Collateral Reservation shall be deemed an "Obligation" under this Agreement, and at any time Lender is called upon to advance funds to Issuer under any such Credit, the amount of funds so advanced shall be charged against Debtor's Loan Account Ledger as a loan, and interest will be charged thereon at the rate set forth under Section 1. LOANS AND SECURITY INTEREST of this Agreement. Lender shall charge Debtor a fee for such Collateral Reservation in an amount and on terms mutually agreeable to Lender and Debtor. Any fee for Collateral Reservation shall be in addition to any fees or charges imposed by Issuer. Debtor shall not hold Lender liable nor shall any advance made by Lender to any Issuer be subject to any contest, offset or defense by virtue of Issuer's failure to comply with its obligations to Debtor.

(c) RETURN OF DOCUMENTS, ACCOUNT STATED. Any documents, schedules, invoices or other papers delivered to Lender by Debtor may be destroyed or otherwise disposed of by Lender unless Debtor immediately requests, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements for such return, at Debtor's expense. ANY STATEMENT OF ACCOUNT RENDERED BY LENDER TO DEBTOR, INCLUDING, WITHOUT LIMITATION, STATEMENTS OF BALANCE OWING, ACCRUED INTEREST, EXPENSES AND COSTS, SHALL BE DEEMED TO BE CORRECT AND CONSTITUTE AN ACCOUNT STATED UNLESS, WITHIN 30 DAYS AFTER RECEIPT THEREOF BY DEBTOR, DEBTOR SHALL DELIVER TO LENDER, BY REGISTERED OR CERTIFIED MAIL, WRITTEN OBJECTION THERETO SPECIFYING THE ERRORS, IF ANY, CONTAINED IN SUCH STATEMENT.

(d) LOAN ADMINISTRATION AND CLOSING FEE. In addition to interest, the Minimum Monthly Charge and other costs and fees referred to in this Agreement and while this Agreement is in effect, Debtor shall be assessed a loan administration fee of $ 500.00 per quarter.

(e) INITIAL FUNDING. Initial funding under this and other agreements between Debtor and Lender is, among other things, contingent upon (1) maintenance of Debtor's business, financial condition and Collateral such that no material adverse change will have occurred from the date hereof until the time of initial funding; (2) no material change in the structure of the transaction under which Lender might provide financing; (3) appropriate perfection of Lender's paramount security interest in the Collateral; and
     (4) completion of all closing requirements and execution of all closing documentation necessary and satisfactory to Lender.

                                   8. DEFAULT

(a) DEFAULT. DEBTOR SHALL IMMEDIATELY NOTIFY THE LENDER, IN WRITING, WHEN DEBTOR OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether Debtor has given Lender the required notice, the occurrence of one or more of the following shall constitute a default.

     (1)  NONPAYMENT. Debtor fails to pay when due any of the Obligations.

     (2) NONPERFORMANCE. Debtor or any guarantor of Debtor's Obligations to Lender ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (1), (3), (4), (5) or (6) of this section) required to be performed or observed by Debtor or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of Lender.

     (3) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to Lender by Debtor or any Guarantor (or any of their representatives) in connection with this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by Lender in the exercise of its judgment) as of the time when given.

     (4) DEFAULT ON OTHER OBLIGATIONS. Debtor or any Guarantor shall be in default under the other Loan Documents or any indebtedness in excess of $10,000 owing by Debtor to any third party, and the period of grace, if any, to cure said default shall have passed.

     (5) JUDGMENTS. Any judgment shall be obtained against Debtor or any Guarantor which, together with all other outstanding unsatisfied judgments against Debtor (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

                                     6 of 8

     (6) INABILITY TO PERFORM BANKRUPTCY/INSOLVENCY, (i) Debtor or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any federal or state law by or against Debtor or any Guarantor; or (iv) Debtor or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) Debtor or any Guarantor is unable or admits in writing its inability to pay its debts as they mature.

(b) TERMINATION OF LOANS; ADDITIONAL LENDER RIGHTS. Upon termination of this Agreement as provided in Section 9. TERMINATION below or the occurrence of any default identified above and in the exercise of its discretion under this Agreement, Lender may at any time (1) immediately cease making additional loans to Debtor; (2) set off; and/or (3) take such other steps to protect or preserve Lender's interest in the Collateral, including, without limitation, notifying account debtors to make payment directly to Lender, advancing funds to protect or preserve the Collateral and insuring the Collateral at Debtor's expense; ALL WITHOUT DEMAND OR NOTICE OF ANY KIND, all of which are hereby waived.

(c) ACCELERATION, EXPENSES AND LENDER'S CUMULATIVE REMEDIES. Upon the occurrence of any one of the above defaults or termination of this Agreement as provided in Section 9. TERMINATION below, then at the option of Lender and upon written notice to Debtor, all of the Obligations shall become immediately payable by Debtor and fully accelerated and this Agreement shall be terminated. Debtor shall also pay Lender all expenses incurred by Lender, including, without limitation, those described in
     Section 5. DEBTOR'S WARRANTIES AND COVENANTS above. Any termination of this Agreement shall also effect an acceleration of all Obligations owed Lender (including, without limitation, any installment obligations and other agreements between Debtor and Lender even if scheduled payments thereunder would otherwise remain outstanding). Furthermore, Lender shall have all rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS, RENDER UNUSABLE AND/OR DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Lender would otherwise have. With respect to such rights and remedies:

     (1) ASSEMBLING COLLATERAL, STORAGE, USE OF DEBTOR'S NAME/OTHER PROPERTY. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender. Debtor recognizes that Lender will not have an adequate remedy in law if this obligation is breached and, accordingly, Debtor's obligation to assemble the Collateral shall be specifically enforceable. Lender shall have the right to take immediate possession of said Collateral; and Debtor irrevocably authorizes Lender to enter any of the premises of Debtor or wherever said Collateral shall be located, and to store (rent-free) repair, maintain, assemble, manufacture, advertise and sell, lease or dispose of (by public sale or otherwise) the same on said premises until sold. Lender is hereby granted an irrevocable license to use, without charge, Debtor's equipment, inventory labels, patents, copyrights, franchises, names, trade secrets, trade names, trademarks and advertising matter and any property of a similar nature; and Debtor's rights under all licenses and franchise agreements shall inure to Lender's benefit. Further, Debtor releases Lender from obtaining a bond or surety with respect to any repossession and/or disposition of the Collateral.

     (2) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor in this Agreement, at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice. Notification to account debtors by Lender shall not be deemed a disposition of the Collateral.

     (3) POSSESSION OF COLLATERAL; COMMERCIAL RESONABLENESS. Lender shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Lender, Debtor and Lender agree that as a standard for determining commercial resonableness, Lender need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Lender believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject Lender to third-party claims or liability or that other potential purchasers could be attracted or a better price obtained if Lender held the Collateral for up to 1 year; and Lender shall not then be deemed to have retained the Collateral in satisfaction of the Obligations. Furthermore, Lender may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker; and Lender need not complete, process or repair the Collateral prior to disposition.

     (4) INTEREST AFTER MATURITY AND EXPENSES. Upon maturity of any or all of the Obligations, whether by default or otherwise, the unpaid Obligations shall bear interest from and after maturity until paid at an annual rate equal to 2% plus that rate of interest payable under
          Section 1. LOANS AND SECURITY INTEREST.

(d) WAIVER BY LENDER. Lender may permit Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and Lender may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Lender in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. For purposes of this subsection, delays may include, but shall not be limited to, Lender's failure to immediately enforce any warranty or covenant or to demand immediate repayment of any Obligation in excess of the ratios set forth in Section 3. COLLATERAL-OBLIGATION RATIO above, or of any other past-due Obligation. NO WAIVER OR SUSPENSION SHALL BE DEEMED TO HAVE OCCURRED UNLESS LENDER HAS EXPRESSLY AGREED IN WRITING SPECIFYING SUCH WAIVER OR SUSPENSION.

                                 9. TERMINATION

(a)  TERM, TERMINATION, PREPAYMENT. Absent a termination by default under
     Section 8. DEFAULT, this Agreement may be terminated at any time upon 90 days prior written notice from Lender to Debtor. While this Agreement is in effect, Debtor agrees to borrow funds and pay at minimum to Lender the Minimum Monthly Charge specified in Section 1. LOANS AND SECURITY INTEREST of this Agreement until June 30, 2000 and from year to year thereafter, unless Debtor notifies Lender that it does not intend to extend the Agreement for another year by giving Lender written notice at least 90 days prior to the expiration of the then existing term of this Agreement. In any event, Debtor shall always have the unchallengeable right to fully prepay its Obligations to Lender prior to the end of the term of this Agreement or any renewal term provided, however, that Debtor gives Lender at least 90 days prior written notice of such prepayment and pays Lender, in addition to all other Obligations (including, without limitation, prepayment charges on fixed rate Obligations), the Minimum Monthly Charge specified in Section
     1. LOANS AND SECURITY INTEREST above for each and every month from the month of prepayment until the expiration of the then existing term of this Agreement. Said payment of the aggregate Minimum Monthly Charge shall be discounted to its "present value" at a discount rate equal to that price reported in THE WALL STREET JOURNAL as the "Asked (Discount)" price of 13-week United States Treasury Bills as sold in the most current Monday auction preceding the date of prepayment by Debtor of all its Obligations to Lender.

(b) SURVIVAL OF SECURITY INTEREST, DUTIES AND WARRANTIES. Notwithstanding termination of this Agreement by either Debtor or Lender, by default or otherwise, Lender's security interest and all Debtor's duties, liabilities, representations and warranties under this Agreement shall survive termination of this Agreement and shall continue while any Obligation remains unsatisfied, whether such Obligation arises under this Agreement or the other Loan Documents or whether such Obligation is an advance made by Lender to Debtor following either (1) a temporary zero credit balance in Debtor's Loan Account Ledger, or (2) termination of this Agreement.



                                      7of 8

           10. DEBTOR'S INDEMNIFICATION; WAIVER; LIMITATION OF DAMAGES

(a) INDEMNIFICATION. Except for damages arising from Lender's willful misconduct, Debtor hereby indemnifies and agrees to defend and hold Lender harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against Lender relating to claims by third parties arising out of the financing provided by Lender to Debtor or related to the Collateral. This indemnification and hold harmless provision shall survive the termination of this Agreement and the satisfaction of the Obligations due Lender.

(b) NOTICE OF CLAIM; WAIVER; LIMITATION OF DAMAGES. In order to allow Lender to mitigate any alleged breach of this Agreement by Lender or its other duties to Debtor, if any, Debtor agrees to give Lender WRITTEN notice of any claim or defense it has against Lender, whether in tort or contract, relating to any action or inaction by Lender under this Agreement, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. DEBTOR AGREES TO PROVIDE SUCH NOTICE TO LENDER WITHIN 60 DAYS AFTER DEBTOR HAS KNOWLEDGE OF SUCH ACTION OR INACTION BY LENDER OR HAS KNOWLEDGE OF SUCH DEFENSE TO PAYMENT. The requirement of providing such notice to Lender represents Debtor's agreed-to standard of performance. IF DEBTOR DOES NOT TIMELY DELIVER SUCH NOTICE TO LENDER, DEBTOR SHALL NOT ASSERT AND SHALL BE DEEMED TO HAVE WAIVED ANY SUCH CLAIM OR DEFENSE. Notwithstanding any claim that Debtor may have against Lender, Lender shall not be liable to Debtor for consequential and special damages arising therefrom.

                                11. MISCELLANEOUS

(a) RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of Debtor (and the rights and remedies of Lender) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies between any of the terms in this Agreement and the other Loan Documents, all terms shall be construed so as to give Lender the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

(b) NOTICES. Although any notice required to be given hereunder might be accomplished by other means, notice to Debtor shall always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile; in each case to the address set forth below or as amended.

(c) SUCCESSORS. The rights, options, powers and remedies granted in this Agreement shall extend to Lender and to its successors, Participants and assigns, shall be binding upon Debtor and its successors and assigns and shall be applicable and to all renewals, amendments and/or extensions hereof.

(d) ORDER OF PAYMENT/APPLICATION OF PROCEEDS. All payments received by Lender under this Agreement or to other Loan Documents with Debtor, any Guarantor, third parties or from the Collateral, may be applied against the Obligations in any order and manner which Lender may choose.

(e) APPLICABLE LAW AND JURISDICTION; INTERPRETATION AND MODIFICATION. This Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Wisconsin. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. The provisions of the other Loan Documents shall not be altered, amended or waived without the express written consent of Lender (and Debtor, when appropriate). DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN MILWAUKEE COUNTY, WISCONSIN, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect Lender's rights to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Debtor in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective only upon Lender's receipt and acceptance of the executed originals thereof in Milwaukee, Wisconsin.

(f) WAIVER OF JURY TRIAL. DEBTOR AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, THE COLLATERAL OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. DEBTOR AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

                              12. ADDITIONAL TERMS

          SEE EXHIBIT A HERETO



Signed in Milwaukee, Wisconsin, on ___________________________ 19____


LENDER:                              DEBTOR:
                                     TELECOMMUNICATIONS INCOME FUND XI, L.P.

FIRSTAR FINANCIAL SERVICES,          By: Berthel Fisher & Company Leasing, Inc.
A DIVISION OF FIRSTAR BANK           ITS: General Partner
 MILWAUKEE, N.A.

By:______________________________      By:  [SIGNATURE]
                                             ----------------------------
Title:___________________________      TITLE:  President


777 East Wisconsin Avenue              Address:
Milwaukee, Wisconsin 53202
                                       100 SECOND STREET S.E.
                                       CEDAR RAPIDS, IA 52401

                                     8 OF 8

                                    EXHIBIT A
                                     TO THE
                      REVOLVING LOAN AND SECURITY AGREEMENT
                                 BY AND BETWEEN
                           FIRSTAR FINANCIAL SERVICES,
                   A DIVISION OF FIRSTAR BANK MILWAUKEE, N.A.,
                                       AND
                     TELECOMMUNICATIONS INCOME FUND XI, L.P.
                       DATED: __________________________

1. Section 2. DEFINITIONS subsection (a) continued:

          The term "Collateral" shall include, without limitation, all Debtor's chattel paper now and hereafter existing or created, including all leases represented by such chattel paper; all interests in any payments made under or respecting the chattel paper (including, without limitation, all rents, security deposits, advance payments, indemnity payments, purchase options and renewal payments), any cash accounts, inventory, equipment and general intangibles (all hereinafter "Lease Collateral") pertaining to such chattel paper; all purchase orders pertaining to the Lease Collateral; all returns, repossessions, upgrades, additions, modifications and accessories to the Lease Collateral; all rental, maintenance, warranty and software agreements regarding the Lease Collateral; any guaranties, letters of credit, notes or other property supporting such chattel paper; any proceeds from acquisition of the Lease Collateral under any remarketing or similar agreement; all insurance and other proceeds thereof; any assignment in favor of Debtor of all telephone revenue received by or on behalf of lessees of Debtor and all proceeds thereof; any assignment from Berthel Fisher & Company Leasing, Inc. ("Berthel Fisher"), Debtor as successor of lessees' interests under location (site) leases pertaining to the Lease Collateral and proceeds thereof.

2. Section 2. DEFINITIONS, subsection (b)(8):

          (a) Each Qualified Account must be an Eligible Lease. Requirements for an Eligible Lease:

               (1) The lease executed by each respective lessee is in form and substance similar to that lease form attached hereto as Exhibit B;

               (2) For each lease entered into with Berthel Fisher, as lessor, the lease has been assigned to Debtor pursuant to an Assignment of Lease or Security Agreement (in the form of Exhibit C hereto), the original of such assignment having been placed in the possession of Lender;

               (3) The lease terms and underlying collateral ("Lease Collateral") pledged to Lender are fully acceptable to Lender;

               (4)  The lease is for a term of 60 months or less;

               (5) The unpaid lease payments under each new lease and the aggregate of the unpaid lease payments to any lessee (x) do not exceed $1,200,000.00 when such aggregate unpaid lease payments are less than or equal to $10,000,000.00 (not including the unpaid lease payments existing as of the date of this Agreement); and (y) do not exceed 12 percent of the aggregate of the unpaid lease payments to all leases of Debtor when such aggregate unpaid lease payments exceed $10,000,000.00 (not including the unpaid lease payments existing as of the date of this Agreement);

               (6) The lease is not in default, and all lease payments under the lease are not more than 60 days past due,

               (7) Except as provided below, each lease constitutes a "true lease" transaction under applicable law and does not constitute a secured transaction. Qualified Account also will include loans made by Debtor to customers for the purchase of telephone equipment which loans are secured by a first security interest in such equipment. Such loans shall also be subject to the same eligibility requirements for leases under this subsection, except where such requirements are applicable to leases only;

               (8) The original of each lease is placed in the possession of Lender, and the lease and Lease Collateral are and remain subject to the first perfected security interest of Lender. There shall be only one original of each lease, and Debtor shall mark any copies or duplicates thereof "COPY ONLY/ORIGINAL ASSIGNED TO FIRSTAR BANK MILWAUKEE, N.A.";

          (9) For each lease, Lender shall be provided evidence of the vesting of Debtor's first perfected security interest in each specific lease and Lease Collateral provided by Debtor to each respective lessee and assignment of such interest to Lender. Debtor shall provide Lender original financing statements and assign to Lender each financing statement against each lessee as "Lessee" and Debtor as "Lessor"; all in a form acceptable to Lender. Lender reserves the right to require assignment of any financing statements recorded by Debtor prior to the date of this Agreement.

               Each such prior recorded financing statement should reference the specific lease or leases, the Lease Collateral and proceeds thereof. The description of the Lease Collateral shall include listings of quantity, make, model, serial number or any other identifications acceptable to Lender.

               Absent Debtor providing Lender with evidence of its priority purchase money secured position in the Lease Collateral, Debtor shall provide copies of all applicable UCC searches, subordinations and/or releases necessary to evidence the first perfected security interest of Debtor in the Lease Collateral;

          (10) For each lease, Lender shall be provided the original (in form and substance similar to Exhibit D hereto) of each lessee's authorization that third-party collections of the lessee's telephone revenue be remitted to Debtor as lease payments under each lease;

          (11) For each lease, Lender shall be provided the original (in form and substance similar to Exhibit E hereto) of each lessee's Assignment of Site Lease and Security Agreement to Berthel Fisher;

          (12) For each lease, Lender shall be provided the original of each lessee's written acceptance of the Lease Collateral, which acceptance certificate is in form and substance similar to that acceptance certificate attached hereto as Exhibit F;

          (13) Lender shall be provided a copy of each invoice for the Lease Collateral sent by the supplier of the Lease Collateral ("Vendor") to Debtor. Such invoice should contain an adequate description of the Lease Collateral and the cost thereof,

          (14) Lender shall be provided with a copy of all check(s) from Debtor payable to Vendor evidencing payment for the Lease Collateral;

          (15) Lender shall be provided with a copy of each lessee's corporate borrowing resolution indicating lessee's authority to execute each lease pledged hereunder;

          (16) if requested by Lender, Debtor shall provide Lender evidence of its qualification and authority to do business in those states where each lessee resides;

          (17) Debtor shall also provide such other documents or information as Lender may require to evidence the validity, enforceability and/or terms of any lease or Debtors interest in the Lease Collateral;

          (18) Unless terms of similar substance are incorporated into new leases created after the date of this Agreement, each lessee shall execute an Acknowledgement of Collateral lease Assignment in favor of Lender, which Acknowledgement of Collateral Lease Assignment is in form and substance similar to that Acknowledgement of Collateral Lease Assignment attached hereto as Exhibit G. (For leases existing as of the date of this Agreement, Debtor shall use its best efforts to obtain an executed Acknowledgement of Collateral Lease Assignment from each such prior-existing lessee); and

          (19) Debtor shall prepare and remit to Lender a Lease Financing Documentation Checklist in the form of Exhibit H hereto, along with the related underlying documents specified in the checklist for each lease pledged to Lender hereunder.

(b) Qualified Accounts shall not include, among other things, any unearned revenue, advances on leases and security deposits, and lessees who do not maintain a Traditional Cash Flow. The term "Traditional Cash Flow" shall be defined as net income plus non-cash expenses minus principal payments minus non-financed capital expenditures.

3. Section 3. COLLATERAL/OBLIGATION RATIO (continued):



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
     provided advances shall not exceed 40% of the Gross Proceeds of Debtor's offering pursuant to its S-1 registration statement, as calculated by Debtor, provided that Lender shall have no responsibility for calculation of such amount.

4. Section 12. ADDITIONAL TERMS:

     (a)  Debtor shall:

          (1) On a monthly basis, provide Lender with a detailed listing of outstanding leases;

          (2)  Provide Lender with a monthly past-due report;

          (3) At all times, notify Lender of any change of location of Debtor's equipment in the possession of Debtor's lessees;

          (4) Periodically, but not less than twice weekly, provide Lender with a schedule of the application of cash receipts;

          (5) Provide Lender with financial statements of each lessee upon request from Lender; and

          (6) Provide Lender with such other documents or information as Lender may deem necessary for its financing of Debtor.

     (b) At all times during the term of this Agreement Berthel Fisher shall have entered into an agreement with Lender whereby Berthel Fisher will acknowledge that all site leases, along with the underlying leases it had assigned to Debtor, have been assigned by Debtor to Lender and that all lease payments or other revenue relating to the leases received by Berthel Fisher will be transferred to Lender at Lender's discretion.

     (c) At Debtor's expense, Lender shall conduct a periodic update search of UCC filings against Berthel Fisher and any other party Lender deems appropriate.

     (d) Debtor shall not waive, amend or supplement any provisions of the form(s) of Chattel Paper used by Debtor and approved by Lender as attached hereto without the prior written consent of Lender. Debtor shall promptly notify Lender in writing of any material default by any party to any Chattel Paper and/or any claim of setoff, deduction, defense or suspension of performance regarding any Chattel Paper, or any material impairment in the creditworthiness of any party to any Chattel Paper. Debtor agrees to promptly provide Lender with a copy of any notices or demands received by or given by Debtor to any Chattel Paper, the effect of which would adversely affect Lender's rights under such Chattel Paper or as regards the goods subject thereto.

     (e) Debtor will not attempt to assign or pledge the Chattel Paper, any property securing the same or the rights thereunder to anyone other than Lender so long as Debtor remains obligated to Lender. In addition, Debtor shall have no authority, without Lender's prior written consent, to repossess or consent to the return of property described in the Chattel Paper, to consent to any assignment of the Chattel Paper and/or sublease of property securing the Chattel Paper, to release property pertaining to the Chattel Paper or to modify, release or discharge any obligations of any obligor an the Chattel Paper.

     (f) Upon Lender's request, Debtor shall obtain a written acknowledgment from any party to any Chattel Paper consenting to payment of rentals directly to Lender and containing such other confirmations, representations, warranties and/or agreements as are deemed necessary by Lender. Debtor hereby unconditionally and irrevocably appoints Lender as its attorney-in-fact (coupled with an interest) for the purpose of collecting all amounts due under any Chattel Paper and otherwise exercising all of Debtor's rights, powers and remedies under such Chattel Paper in its own name or in the name of Debtor, without further authorization, action or consent of Debtor. Debtor hereby releases any and all parties to any Chattel Paper from any liability whatsoever taken at the request of Lender, so long as such is not expressly prohibited under the provisions of said Chattel Paper. Upon the request of Lender, Debtor hereby agrees to instruct all parties to any Chattel Paper to make all further payments under such Chattel Paper directly to Lender and/or to a lock box established for the benefit of Lender. Debtor hereby unconditionally indemnifies and agrees to hold Lender harmless regarding any and all actions taken by Lender with respect to the collection of any amount due under any of the Chattel Paper and/or in the exercise of Debtor's rights, remedies and powers thereunder, including, without limitation, reasonable attorneys' fees, costs and expenses.

     (g) During the term of this Agreement, Debtor shall maintain insurance on the life of Thomas J. Berthel in the amount of $500,000.00. Lender shall be named as collateral assignee of the proceeds under such policies, and in the event Lender receives any such proceeds the same shall be applied against the Obligations. Debtor shall cause such policies of insurance to be issued with original policies placed in the possession of Lender within sixty (60) days of the date hereof.

     (h) AUTHORIZATION TO ACCEPT ELECTRONIC TRANSMISSIONS. In the event Debtor or Lender transmits any information, directions, authorizations and/or documents to each other via electronic transmission, including via facsimile, modem, computer and the like ("Electronic Communications"), Debtor and Lender agree that each may rely and accept such Electronic Communications in lieu of written communication and without any further written confirmation, unless requested in writing. Lender may rely on any Electronic Communications transmitted, regardless of whether the transmitter of such information is unauthorized to do so on behalf of Debtor and regardless of any mistake, omission or transmission error. Due to the potentially large amount of Electronic Communications received and transmitted by Lender, and unless caused by Lender's willful misconduct, Debtor agrees not to hold Lender liable for any error in the transmission or contents of any Electronic Communications, and Lender may retroactively correct or adjust such errors. Debtor indemnifies Lender from any costs, liability, suits, actions or other claims brought against Lender by others as a result of Lender's reliance on such electronically transmitted information. Lender may rely on any Electronic Communications regardless of whether other resolutions or documents provide otherwise, or require authorizations from persons other than the transmitter of such Electronic Communications.

Accepted by Initialing:  /s/ SIGNATURE
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